Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 23, 2026, with respect to the financial statements and supplemental information included in the Annual Report of the J & J Snack Foods Corp. 401(k) Profit Sharing Plan on Form 11-K for the year ended December 31, 2025. We consent to the incorporation by reference of said report in the Registration Statement of J & J Snack Foods Corp. on Form S-8 (File No. 333-283558).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania

June 23, 2026